SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date earliest event reported) December 4, 1998


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

Item 2.   Acquisition or Disposition of Assets

     On December 4, 1998, Entergy Corporation ("Entergy") sold its indirect ownership interest in Entergy London Investments PLC (ELI) whose principal asset is London Electricity. London Electricity is a regional electric distribution company in London, England serving customers in the London metropolitan area. The business was sold to Electricite' de France, France's national electrical utility, for approximately $3.185 billion.

     Entergy expects to realize approximately $1.00 in earnings per share in calendar 1998 as a result of the sale. The net cash proceeds from the transaction after the repayment of outstanding acquisition-related debt are approximately $860 million. Entergy has invested net proceeds from this transaction in short-term investments.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     The accompanying unaudited pro forma financial information has been prepared in accordance with U.S. generally accepted accounting principles and should be read in conjunction with the related notes and the consolidated financial statements of Entergy and ELI. The most recent financial statements of Entergy and ELI are included in their respective Annual Reports on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998.

Pro Forma Condensed Consolidated Balance Sheet

     The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the sale of ELI as if the transaction had been consummated on September 30, 1998. Accordingly, the pro forma adjustments include the proceeds from the sale of ELI, which were denominated in British Pounds Sterling (BPS) and converted to U.S. dollars using the exchange rate as of September 30, 1998 (1BPS equals U.S. $1.70).

Pro Forma Condensed Statements of Consolidated Income

The accompanying unaudited pro forma condensed statements of consolidated income give effect to the sale of ELI as if the transaction had been consummated on January 1, 1997. Accordingly, ELI's historical results have been adjusted out of the pro forma financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998. The gain on the sale of ELI and the related income tax effects have been excluded from the pro forma adjustments on the condensed statements of consolidated income. The pro forma income statements reflect the following:

     - Reduction in interest expense due to the assumed repayment of acquisition indebtedness.
     - Reduction in interest expense due to assumed repayment of Entergy revolving debt with remaining proceeds.
     - Assumed interest rate on Entergy revolving debt of 8%.
     - Assumed income tax rate of 35% on pro forma adjustments.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the sale of ELI had taken place at the beginning of the period specified, nor is it necessarily indicative of future operating results.


                Entergy Corporation and Subsidiaries
           Pro Forma Condensed Consolidated Balance Sheet
                        September 30, 1998
                           (in thousands)
                             (Unaudited)

                                              Entergy
                                          Corporation and      Entergy London      Pro Forma    Entergy Corporation and
                                            Subsidiaries      Investments, PLC    Adjustments        Subsidiaries
                                             Historical     Historical (Note 1) and Eliminations      Pro Forma
Current assets                                $3,474,092             $488,648   $976,000 (2)          $3,961,444
Other property and investments                 1,392,819               18,649                          1,374,170
Utility plant, net                            18,181,705            2,411,695                         15,770,010
Deferred debits and other assets               4,321,643            1,653,837                          2,667,806
                                             -------------------------------------------             -----------
Total assets                                 $27,370,259           $4,572,829   $976,000             $23,773,430
                                             ===========================================             ===========

Current liabilities                           $3,184,299             $820,908   $260,000 (3)          $2,623,391
Deferred credits and other liabilities         7,163,274            1,255,953                          5,907,321
Long term debt                                 8,942,186            1,729,691                          7,212,495
Preferred securities                           1,178,210              300,000                            878,210
Common shareholders' equity                    6,902,290              466,277   $716,000               7,152,013
                                             -------------------------------------------             -----------

Total liabilities and shareholders' equity   $27,370,259           $4,572,829   $976,000             $23,773,430
                                             ===========================================             ===========

  The   pro  forma  condensed  consolidated  balance  sheet  reflects   the
  following adjustments in order to present the pro forma financial position of Entergy Corporation and Subsidiaries after giving effect to the sale of ELI as if the transaction had been consummated on September 30, 1998:

          (1) To eliminate ELI's historical balances as of September 30, 1998.

          (2) To record net proceeds from the sale of ELI after repayment of related acquisition debt.

          (3) To record accruals for settlement costs related to the sale of ELI and estimated income taxes on pro forma adjustments at an assumed effective rate of 35%.

                Entergy Corporation and Subsidiaries
        Pro Forma Condensed Statement of Consolidated Income
            For the nine months ended September 30, 1998
                  (in thousands, except share data)
                           (Unaudited)

                                             Entergy     Entergy London  Pro Forma       Entergy Corporation
                                         Corporation and  Investments,   Adjustments       and Subsidiaries
                                          Subsidiaries   PLC Historical     and               Pro Forma
                                           Historical       (Note 1)    Eliminations

Operating revenues                            $9,409,353      $1,494,552          -            $7,914,801
Operating expenses                             8,060,463       1,269,380          -             6,791,083
                                              -------------------------------------            ----------
Operating income                               1,348,890         225,172          -             1,123,718
Other income (deductions)                          9,500          24,970                          (15,470)
Interest charges                                 626,941         147,589    (57,000) (2)          422,352
                                              -------------------------------------            ----------
Income before income taxes                       731,449         102,553     57,000               685,896
Income taxes                                     192,820              22     19,950 (3)           212,748
                                              -------------------------------------            ----------
Net income before preferred dividend
  requirements and other                         538,629         102,531     37,050               473,148
Preferred and preference dividend
  requirements of subsidiaries and other          35,091               -          -                35,091
                                              -------------------------------------            ----------
Consolidated net income                          503,538         102,531     37,050               438,057
Foreign currency translation adjustment          (18,556)         24,974          -               (43,530)
                                              -------------------------------------            ----------
Comprehensive net income                        $484,982        $127,505    $37,050              $394,527
                                              =====================================            ==========
Earnings per average common share:
     Basic and diluted                             $2.04                                            $1.78

Average number of common shares outstanding:
     Basic                                   246,331,931                                      246,331,931
     Diluted                                 246,432,782                                      246,432,782

  The pro forma condensed statement of consolidated income reflects the following adjustments in order to present the historical results of operations of Entergy after giving effect to the sale of ELI as if the transaction had been consummated on January 1, 1997:

      (1) To eliminate ELI's historical results of operations for the nine months ended September 30, 1998.

      (2) To reflect the assumed retirement of additional Entergy and subsidiary debt with remaining proceeds from the sale of ELI after the liquidation of outstanding acquisition-related debt at an assumed interest rate of 8.0%.

      (3) To record impact of assumed income tax rate of 35% on pro forma adjustments.


                   Entergy Corporation and Subsidiaries
           Pro Forma Condensed Statement of Consolidated Income
                   For the year ended December 31, 1997
                    (in thousands, except share data)
                              (Unaudited)

                                             Entergy       Entergy London   Pro Forma     Entergy Corporation
                                         Corporation and    Investments,   Adjustments          and
                                           Subsidiaries   PLC Historical      and           Subsidiaries
                                            Historical        (Note 1)    Eliminations       Pro Forma

Operating revenues                             $9,561,721     $1,847,042           -           $7,714,679
Operating expenses                              7,704,563      1,660,232           -            6,044,331
                                               -------------------------------------           ----------
Operating income                                1,857,158        186,810           -            1,670,348
Other income (deductions)                        (222,646)        21,525                         (244,171)
Interest charges                                  862,272        178,647     (76,000)(2)          607,625
                                               -------------------------------------           ----------
Income before income taxes                        772,240         29,688      76,000              818,552
Income taxes                                      471,341        177,023      26,600 (3)          320,918
                                               -------------------------------------           ----------
Net income (loss) before preferred
  dividend requirements and other                 300,899       (147,335)     49,400              497,634
Preferred and preference dividend requirements
  of subsidiaries and other                        53,216              -           -               53,216
                                               -------------------------------------           ----------
Consolidated net income (loss)                    247,683       (147,335)     49,400              444,418
Foreign currency translation adjustment                 -              -           -                    -
                                               -------------------------------------           ----------
Comprehensive net income (loss)                  $247,683      ($147,335)    $49,400             $444,418
                                               =====================================           ==========
Earnings per average common share:
     Basic and diluted                              $1.03                                           $1.85

Average number of common shares outstanding:
     Basic                                    240,207,539                                     240,207,539
     Diluted                                  240,297,842                                     240,297,842

  The pro forma condensed statement of consolidated income reflects the following adjustments in order to present the historical results of operations of Entergy after giving effect to the sale of ELI as if the transaction had been consummated on January 1, 1997:

      (1) To eliminate ELI's historical results of operations for the year ended December 31, 1997.

      (2) To reflect the assumed retirement of additional Entergy and subsidiary debt with remaining proceeds from the sale of ELI after the liquidation of outstanding acquisition-related debt at an assumed interest rate of 8.0%.

      (3) To record impact of assumed income tax rate of 35% on pro forma adjustments.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ENTERGY CORPORATION

                         By:       /s/Nathan E. Langston
                                 Nathan E. Langston
                              Vice President and Chief
                                 Accounting Officer

Dated:  December 21, 1998